Exhibit 99.1

DRI Corporation Announces Entry Into Russian Transit Market

Mobitec Group to Exhibit at Public Transport 2009 Slated March 11-13 in Russia

DALLAS--(BUSINESS WIRE)--February 19, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Mobitec Group in Sweden is officially entering the Russian transit market by participating as an exhibitor at Public Transport 2009, a transit industry event slated March 11-13, 2009, at the VVC Fairground, Pavillion #69, in Moscow.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Following more than a year of preparatory work, our Mobitec Group is officially entering the Russian transit market. We are very excited about the potential growth to our bottom line that may result in 2010 and beyond following the anticipated successful penetration of this very large, robust transit market. One of our first actions there will be to participate in Russia’s largest dedicated transit industry event in 2009. The Moscow exhibition in March is expected to attract thousands of representatives from public and commercial bus operators, government authorities, and research institutes from across Russia and other countries in the Commonwealth of Independent States, including Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan. During the exhibition, our sales and marketing representatives will discuss Mobitec® products and services with prospective customers at exhibit booth number 2-34.”

For more information about Public Transport 2009, visit http://www.gortransexpo.ru/en/about.

ABOUT MOBITEC GROUP

Mobitec Group, a leading global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of entry into the Russian transit market, the timing of potential orders and their potential benefit to the Company’s bottom line in 2010 and beyond, the potential sales that may occur from participating in the Russian transit industry exhibition, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of entry into the Russian transit market, the timing of potential orders and their potential benefit to the Company’s bottom line in 2010 and beyond, the potential sales that may occur from participating in the Russian transit industry exhibition, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Nov. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com